2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):             April 22, 2004
                                                             ---------------

                             The CattleSale Company
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                       001-07636                 74-1605174
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(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
    of Incorporation)                                  Identification No.)


9901 IH-10 West, Suite 800, San Antonio, Texas         78230-2292
----------------------------------------------- -------------------------
(Address of Principal Executive Offices)               (Zip Code)
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Registrant's telephone number, including area code: 210-558-2898
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


Item 5.   Other Events

The CattleSale Company (the "Buyer") has entered into a letter of intent with IDComm, Inc. (the "Seller") dated as of April 15, 2004 for the proposed acquisition of certain assets of the Seller. A press release announcing the proposed acquisition and a copy of the letter of intent are attached as exhibits
99.1 and 99.2, respectively.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

99.1  Press Release dated April 22, 2004

99.2 Letter of Intent between The CattleSale Company and IDCOMM, Inc. dated April 15, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     The CattleSale Company
                                                     (Registrant)
Date:  April 22, 2004

                                            By:  /s/ Phillip P. Krumb
                                                     Phillip P. Krumb
                                                     Chief Financial Officer

Exhibit 99.1
                              FOR IMMEDIATE RELEASE

                             THE CATTLESALE COMPANY
                   TO ACQUIRE EQUITY POSITION IN IDCOMM, INC.


     San Antonio, Texas, April 22, 2004...The CattleSale Company (BB OTC "CTLE") announced today that it has entered into a letter of intent to acquire a 45 percent equity position in IDComm, Inc. IDComm has proprietary software for Distributed Database Technology using RF Tags and 2-D Barcode structures. IDComm Inc., headquartered in Santa Clarita, California, is an industry leader in distributed database technology software (SmartWare(TM)) and integration systems for the identification and traceability of objects that move from database to database, industry to industry and country to country. IDComm has successfully implemented SmartWare(TM) technology along with read/write hardware into the cattle industry through licensing arrangements with CowTek, Inc., which has previously executed a letter of intent to be acquired by CattleSale. IDComm presently is developing programs targeted at six industries. Two of these programs are designed for maintenance and identification systems using RF Tag technology and one program is designed for large values used extensively in the power generation and refinery industry. Large equipment companies, such as farm equipment and trucking, also have a need for this type of ID and maintenance record keeping capability. A specific product for the shipping industry is being developed using the SmartWare(TM) technology to replace the Bill-Of-Lading paperwork, which will modernize and streamline the import and export of product worldwide.

     CattleSale's proposed investment in IDComm follows the letter of intent to purchase CowTek Inc. announced last month. IDComm owns the patents on the SmartWare (TM) technology licensed to CowTek, Inc.

     The proposed acquisition is structured around the issuance of shares of The CattleSale Company's $10 Convertible Preferred Stock B and stock options for The CattleSale Company's common stock. The proposed transaction has an expected close date of May 1, 2004 and is contingent on final due diligence, a definitive purchase agreement and approval of both companies' board of directors. This letter of intent also provides The CattleSale Company with a 5 year option, beginning 12 months after closing, to purchase an additional 10% of the common stock of IDComm at fair market value to be defined in the definitive Purchase Agreement.

     "This acquisition not only adds a very attractive investment to the company's asset base, but it will also protect CattleSale's investment in CowTek insuring long term stability and growth of both businesses. The proprietary software technology that IDComm has developed for the RFID world is very exciting. Tracking and providing historical data that can reside on the product is definitely the wave of the future", stated David Geiman, CattleSale CEO.

"We are excited about having CattleSale Company as an investor in our company and having their representation on our board of directors", said Mr. George Davlantes, CEO and co-founder of IDComm, Inc.

                                    Contact:

                                David Geiman, CEO
                             The CattleSale Company
                            San Antonio, Texas 78230
                                 (210) 558 2898

     This press release contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the risks associated with entering into a new line of business, changes in product demand, the reliability of the internet, changes in competition, economic conditions, new product development, changes in tax and other governmental rules and regulations applicable to the Company, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release the words "believes," "estimates," "plans," "expects," and "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.

Exhibit 99.2
                             The CattleSale Company
                            9901 IH 10 West Suite 800
                              San Antonio, TX 78230



                                 April 15, 2004

PERSONAL & CONFIDENTIAL

Mr. George Davlantes
IDCOMM  CEO
17516 Sarita Ave
Santa Clarita,  CA  91364
                                                            VIA FAX TRANSMISSION

Dear George:

     The purpose of this letter is to set forth our mutual understanding in connection with the proposed acquisition of Stock and Options (the Assets) of IDComm, Inc. (the "Seller") by The CattleSale Company (the "Buyer"):

1. The Seller. The Seller is a California Corporation headquartered in Santa Clarita, CA. and has developed and patented a system and method for managing historical information on an object on an electronic tag. The system allows for decentralized database solutions.

2. Purchase of Assets. The Buyer proposes to acquire certain Assets, free and clear of all liens, claims and encumbrances. A summary of the Assets included, but not limited to, are below;
     >>   45% ownership in IDComm, Inc.
     >> 5 year purchase option, whose term begins 12 months after this closing, for an additional 10% of the common stock of IDComm at Fair Market Value. The Purchase agreement shall sufficiently define "Fair Market Value". In addition, the Purchase Agreement shall outline that in the event of an outside offer to purchase IDComm, post Closing, the same Fair Market Value protocol will apply and the Buyer will have 60 days from the establishment of Fair Market Value to exercise its purchase option.
     >> Seats on IDComm Board of Directors that represent a 45% ownership representation.

 The parties anticipate that the closing shall occur on or before May 1, 2004.

3. Liabilities. Buyer assumes responsibility for no liabilities.

4. Purchase Price. The purchase price to be paid by the Buyer for the Assets shall consist of the following:

     >> $1.5 million Dollars face amount (150,000 shares) of The CattleSale Company $10 Series B Cumulative, Convertible Preferred Stock (See
          Section 7).
     >>   500,000 CTLE Stock options exercisable at $.25 for 3 years.
     >> 3 Year Sale Look Back Agreement that provides for additional profit participation for the Seller in the event the Seller sells the additional 10% equity position of IDComm referenced above to the Buyer and then within 12 months the Buyer resells the IDComm Assets at an additional profit. This protection would be for 3 years from Closing and during that period protect the profit potential of the additional 10% equity for a period of 12 months after a resale by the Buyer.

5. Contingency: This transaction is contingent on the successful completion of the CattleSale acquisition of CowTek assets.

6. Provisions for buyback: 3 Year Option Agreement for the Seller to buy back IDComm stock for 150,000 shares of Preferred B CattleSale stock or the
     equivalent  in  cash,  in  event  of  the  Buyer's   bankruptcy  or  forced
     liquidation.

7. The Preferred Stock. The rights and preference of the Series B Preferred Stock ("Preferred Stock"), which each have a par value of $.01 per share, are as follows:
     Dividends: Dividends accrue and are cumulative from the date of issuance in an annual amount equal to 2.5% per year per share, payable semi-annually, when, as and if declared by the Board of Directors. Dividends are payable in cash, shares of Preferred Stock (valued at $10 per share) or shares of Common Stock (valued, (x) if there is a market for the Common Stock, at the average price of a share of Common Stock during the last thirty (30) days of trading, or (y) if there is not a market for the Common Stock, at $1.38 per share), or any combination thereof.
     Conversion: Each share of Preferred Stock is convertible at any time at the option of the holder into 7.25 shares of Common Stock.
     Redemption: At any time after the earlier of:

     A merger or consolidation effecting the sale in one or a series of related transactions of all or substantially all of the Company's assets or a sale of more than fifty percent (50%) of the Company's outstanding voting securities, or the realization by the Company of aggregate net proceeds in excess of $10,000,000 in connection with the sale of Common Stock pursuant to a public offering registered under the Securities Act of 1933, as amended (a "Qualified Public Offering"),

8. Definitive Purchase Agreement. Closing of the transactions shall be subject to the execution and delivery of a definitive Purchase Agreement (the "Agreement") between the Buyer and the Seller. The Agreement will contain such representations and warranties, covenants, terms and conditions as are customary and appropriate for a transaction of this type including, without limitation, the parties' obligations to close being conditioned on obtaining any required shareholder and board of director or other governing body consents and completion of due diligence.

9. Confidentiality. Seller acknowledges that the Buyer is a publicly traded company and is bound by very strict restrictions on the release of information. Both Buyer and Seller agree to at all times maintain the confidentiality of all confidential and/or proprietary information of both CowTek and The CattleSale companies and will not disclose such information, or use it for any purpose other than its evaluation of the proposed transaction. Seller will not release any information on this potential transaction to any party outside of its senior management team, without the prior consent of the Buyer, or as otherwise required by law.

10. Expenses. The Seller and the Buyer shall each be responsible for their own respective legal, due diligence, accounting and/or financing fees or expenses.

11. Exclusivity Period. In connection with the proposed transactions, you understand that the Buyer will require a brief period of cooperation to complete its due diligence investigation. Accordingly, the Seller, and its agents, agrees to negotiate exclusively with the Buyer with respect to any transactions relating to the Seller's Assets of the kind described in this letter during the period ending on May 30, 2004 (the "Exclusivity Period"). During the Exclusivity Period, the Buyer and Seller shall use their commercially reasonable best efforts to negotiate and execute a definitive Agreement, in form and substance satisfactory to the respective parties and their attorneys.

12. Amendment; Assignment. This Letter of Intent may not be amended except by an agreement in writing, signed by all parties. The Buyer or the Seller without the written consent of all parties shall not assign this Letter of Intent.

13. Governing Law. This Letter of Intent shall be governed by, and construed in accordance with, the laws of the State of Illinois.

14. Binding Provisions. Only the provisions of paragraphs 9 through 13 shall constitute the legally binding and enforceable obligations of the parties hereto.

If you agree to the foregoing, please so signify by executing the enclosed copy of this letter in the space provided and delivering it to us.



                                            Very truly yours,


                                            The CattleSale Company


                                            By:/s/ David W. Pequet
                                            Name:    David W. Pequet
                                            Title:   Director

AGREED TO AND ACCEPTED:
On this 15 day of April 2004

                                            IDComm, Inc.
                                            By:/s/ George Davlantes
                                            George Davlantes, CEO